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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


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                                                                      JURISDICTION OF
SUBSIDIARY NAME                                                        INCORPORATION
---------------                                                       ---------------
Danapak Riverwood Multipack A/S                                        Denmark
Fiskeby Board AB                                                       Sweden
Fiskeby Board A/S                                                      Denmark
Fiskeby Board Ltd.                                                     United Kingdom
Fiskeby Board SARL                                                     France
Fiskeby Holding A B                                                    Sweden
IL Returpapper AB                                                      Sweden
Industrikompetens i Ostergotland AB                                    Sweden
New Materials Limited                                                  United Kingdom
Recywrap Recycling GmbH                                                Germany
Rengo Riverwood Packaging, Ltd.                                        Japan
RIC Holding, Inc.                                                      Delaware
Riverwood Argentina S.A.                                               Argentina
Riverwood do Brasil Ltda.                                              Brazil
Riverwood Espana, S.A.                                                 Spain
Riverwood International Asia Pacific, Limited                          Hong Kong
Riverwood International Asia Pte. Ltd.                                 Singapore
Riverwood International Australia Pty. Ltd.                            Australia
Riverwood International B.V.                                           Netherlands
Riverwood International Corporation                                    Delaware
Riverwood International Corporation Philanthropic Fund                 Delaware
Riverwood International (Cyprus) Limited                               Cyprus
Riverwood International Enterprises, Inc.                              Delaware
Riverwood International (Europe) S.A.                                  Belgium
Riverwood International France S.A.                                    France
Riverwood International Japan, Ltd.                                    Japan
Riverwood International Limited                                        United Kingdom
Riverwood International Machinery, Inc.                                Delaware
Riverwood International Mexicana, S. de R.L. de C.V.                   Mexico
Riverwood International Pension Trustee Company Limited                United Kingdom
Riverwood International, S.A.                                          France
Riverwood International S.p.A.                                         Italy
Riverwood Mehrstuckverpackung GmbH                                     Germany
Slevin South Company                                                   Arkansas
Svensk Kartongatervinning A.B.                                         Sweden
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